                            SCHEDULE 14A INFORMATION
                                (Rule 14a-101)

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
             THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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     (1)  Title of each class of securities to which transaction applies:

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Proxy Supplement

     Effective as of June 20, 2000, D.A Cox, has resigned as a Director and an Executive Vice President of Science Applications International Corporation (the "Company"). Mr. Cox has also indicated his unavailability to stand for re-election as a Director at the Company's Annual Meeting of Stockholders scheduled to be held on July 14, 2000.

     In view of the vacancy created by Mr. Cox's resignation and in order to give the Nominating Committee of the Board of Directors additional time to evaluate candidates, the Company's Board of Directors has reduced the size of the Board of Directors from 20 to 19 members effective as of June 20, 2000. Therefore, at the Company's Annual Meeting of Stockholders, six nominees will stand for election as a Class I Director.